EXHIBIT 10.1

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is made and entered into this 29th day of October, 2013, by and among COHP, LLC, an Ohio limited liability corporation (“Seller”); and Carmela’s Pizzeria CO, Inc., a Colorado corporation (“Carmela’s CO”), and its parent Greenfield Farms Food, Inc., a Nevada corporation (“Greenfield”) (together the “Purchaser”). Seller and Purchaser are hereinafter sometimes referred to together as the “Parties.”

WITNESSETH

WHEREAS, Purchaser desires to purchase from Seller, and Seller desires to sell, transfer and assign to Purchaser, certain assets of Seller, all on the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and intending to be legally bound, the Parties covenant and agree as follows:

Section 1.	Purchase and Sale.

(a)
Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties contained herein, except as otherwise set forth herein, Seller shall sell, convey, transfer and assign to Purchaser and Purchaser shall purchase from Seller all assets of Seller identified in Schedule 1 (collectively, the “Assets”). Seller shall sell, convey, transfer and assign the Assets to Purchaser free and clear of any and all liens, claims, charges, security interests, mortgages, pledges, restrictions and other encumbrances of any kind whatsoever, except as set forth in Schedule 1. The Assets shall be sold, conveyed, transferred, assigned and delivered by Seller to Purchaser on the Closing Date (hereinafter defined) by a bill of sale in the form attached hereto and made a part hereof as Exhibit B and any other appropriate instruments of title.

Section 2.   Purchase Price.

(a)
The Purchase Price for the Assets shall be that number of shares of Greenfield Series C Preferred Stock equaling two times (2x) the total number of fully diluted shares of Greenfield outstanding on the Closing Date. Accordingly, upon issuance of the Greenfield Series C Preferred Stock, the COHP Security Holders as set forth in Schedule 2 shall hold a controlling interest in Greenfield by virtue of their ownership of the Series C Preferred Stock and its concomitant voting rights.

(b)
Greenfield agrees to issue that number of warrants equal to the exact number of shares of common stock issued to the COHP Security Holders as set forth in Article 2(a) above. Such warrants shall be exercisable for a period of five years from their issuance date with exercise prices as follows: (i) 1/3 shall be exercisable at 150% of the closing stock price for the Greenfield common stock on the Closing date; and (ii) 1/3 shall be exercisable at 200% of the closing stock price for the Greenfield common stock on the Closing date; and (iii) 1/3 shall be exercisable at 250% of the closing stock price for the Greenfield common stock on the Closing date.

As an example for (a) and (b) above, at Closing, assuming 20,000,000 shares of fully-diluted common stock are outstanding, the ownership post-Closing in Greenfield Securities would be as follows:

SHARES
Carmela's Shareholders - Common Stock	40,000,000
Carmela's Shareholders – Warrants	40,000,000
Existing GRAS Shareholders	20,000,000
Total	100,000,000

Assuming 20,000,000 shares of fully-diluted common stock of Greenfield are outstanding at Closing, the warrants to be issued shall be exercisable for a period of five years in amounts and prices to be determined at Closing as follows:

WARRANTS
150% of closing stock price on the Closing Date	13,333,334
200% of closing stock price on the Closing Date	13,333,333
250% of closing stock price on the Closing Date	13,333,333
Total	40,000,000

Accordingly, if the closing stock price of Greenfield common stock is $0.20 on the Closing Date, then: 1/3 of warrants shall be exercisable at $0.30; 1/3 of warrants shall be exercisable at $0.40; and 1/3 of warrants shall be exercisable at $0.50.

Section 3.   Closing. Subject to the conditions precedent set forth hereinafter, the closing of the transaction contemplated by this Agreement shall take on October 1, 2013 at a place and time as may be otherwise agreed to by the Parties (the “Closing Date”). The Parties acknowledge that time is of the essence in this transaction, and each shall therefore use good faith and its commercially reasonable efforts to close this transaction on the Closing Date.

Section 4.   Review by Purchaser. Purchaser and its representatives shall have access to all books and records of Seller as it deems necessary or advisable to become familiar with Seller’s business prior to the Closing Date, and in the event of a termination of this Agreement, Purchaser shall keep confidential all such information in accordance with Section 24.

Section 5.   Obligations Assigned and Assumed. Seller shall assign to Purchaser, and Purchaser shall assume from and after the Closing Date all rights and obligations to the assets and liabilities listed in Schedule 1. Purchaser shall not assume or be deemed to have assumed any other obligations, liabilities, costs or commitments of Seller.

Section 6.   Cash/Accounts. Seller shall retain all rights, title and interest in all bank accounts and accounts receivable note listed in Schedule 1. Purchaser grants to Seller the right to inspect Purchaser’s business records to verify the amount of payments received stemming from services rendered by Seller prior to the Closing Date.

Section 7.   Conditions Precedent to Obligations of Seller to Perform. Each and every obligation of Seller under this Agreement to be performed on or before the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, unless waived in writing by Seller:

(a)
The representations and warranties of Purchaser contained in this Agreement shall be in all respects true, complete and accurate as of the date when made at and as of the Closing Date as though such representations and warranties were made at and as of such date, except for changes expressly permitted or contemplated by the terms of this Agreement;

(b)	Purchaser shall have performed and complied with all agreements, obligations, covenants, and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing;

(c)	Purchaser shall have obtained all consents required by Purchaser to consummate the transactions contemplated hereby;

(d)
No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby;

(e)
On the Closing Date there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as provided or imposing any conditions on the consummation of the transactions contemplated hereby which Seller deems unacceptable in its sole discretion; and

(f)	Purchaser shall deliver to Seller a subscription agreement for Seller’s review and signature to enable Seller to obtain the common shares and warrants of Greenfieldasoutlined in Section 1 above.

(g)	Seller shall have had reasonable time to review, and negotiate any changes to the same, any membership agreement, operating agreement or other governing document of Purchaser.

Section 8.   Conditions Precedent to Obligations of Purchaser to Perform. Except as otherwise provided in this Agreement, the obligations of Purchaser hereunder are specifically contingent upon and subject to satisfaction of each of the following conditions at or prior to the Closing Date:

(a)
The transfer of the Assets to Purchaser from Seller on the Closing Date, free and clear of all liens, claims, charges, security interests, mortgages, pledges, restrictions and other encumbrances of any kind whatsoever, except as disclosed in Schedule 1;

(b)
The representations and warranties of Seller provided herein being true and correct as of the date of this Agreement and as of the Closing Date as if such representations and warranties were made on and as of the Closing Date;

(c)	Seller shall have performed all obligations and complied with all other covenants and provisions required to be performed or to be complied with under this Agreement;

(d)
No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby; and

(e)
On the Closing Date there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as provided or imposing any conditions on the consummation of the transactions contemplated hereby which Purchaser deems unacceptable in its sole discretion.

Section 9.    Representations and Warranties of Seller. As an inducement to Purchaser to enter into this Agreement, Seller represents and warrants to Purchaser as follows:

(a)
Seller has all right, power and authority to enter into this Agreement and to consummate the transaction contemplated hereby. Seller has taken all actions and obtained all authorizations and approvals, if any, necessary for (i) the execution, delivery and performance of this Agreement, (ii) the sale, assignment, transfer and conveyance of the Assets to Purchaser, and (iii) the consummation of the transaction contemplated by this Agreement. This Agreement and the other documents executed or to be executed by Seller in connection herewith constitute valid and binding obligations of Seller enforceable in accordance with their respective terms;

(b)
Seller warrants to Purchaser that it has good and marketable title to the Assets, free and clear of any and all liens, claims, charges, security interests, mortgages, pledges, restrictions and encumbrances of any kind whatsoever, except as noted in Schedule 1, and further warrants that it has full right and authority to sell, transfer, assign, and deliver the Assets as specified in this instrument.

(c)
To the best of Seller’s knowledge, no consent, approval, permit, license or authorization of or declaration, filing or registration with any federal, state, local or foreign governmental or regulatory authority, court or arbitrator, or any subdivision, bureau, commission or department thereof, or any person or other entity is or will be required in connection with the execution, delivery or performance by Seller of this Agreement and the consummation of the transaction contemplated hereby;

(d)
To the best of Seller’s knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will result in a breach of, or constitute a default under, or give rise to any right of termination, cancellation, or acceleration under, or result in the imposition of any lien or encumbrance upon any of the Assets pursuant to any agreement or other instrument to which Seller is a party or by which Seller or any of the Assets may be bound or subject, and will not violate or conflict with or result in a breach of, or default under, the terms of any law or governmental regulation or any agreement or instrument to which Seller is bound;

(e)
To the best of Seller’s knowledge, there are no actions, suits, arbitrations, proceedings at law or in equity or other legal, administrative or governmental proceedings pending or, to Seller’s best knowledge, threatened against or relating to Seller or the Assets;

(f)
Seller has or will have at the Closing Date good and marketable title to all of the Assets, free and clear of all liens, charges, encumbrances, security interests, restrictions, mortgages, pledges or claims of any nature whatsoever of any third parties, except as notes in Schedule 1;

(g)
To the best of Seller’s knowledge, the financial statements and tax returns provided to Purchaser in connection with this asset purchase are true and correct and fairly present the financial condition and results of operation of Seller as of the times and for the periods referred to therein and Seller knows of no facts which would negatively affect the ongoing viability of Seller’s business in a material manner;

(h)
As of the Closing Date, Seller has not received any notification, and has no knowledge, that it has infringed, or is now infringing, on any trade name, trademark, service mark or copyright belonging to any other person, firm or corporation.

(i)
To the best of Seller’s knowledge, no person, firm or corporation has or will have, as a result of any action of Seller, any right, interest or claim against Purchaser for any commission, fee or other compensation as a finder or broker, or for acting in any similar capacity, in connection with the transaction provided for by this Agreement, and Seller will pay and hold Purchaser harmless from any and all liabilities, obligations and costs with respect to any commission, fee or other compensation which may be payable by Seller, including any such fee payable to Confidential Business Sale, in connection with the transaction provided for by this Agreement;

Section 10.  Representation and Warranties of Purchaser. Purchaser represents and warrants to Seller that:

(a)
Purchaser is a company duly organized, validly existing and in good standing under the laws of Nevada with all requisite corporate power and authority to own, hold or lease the rights, properties and assets it will acquire, hold or lease pursuant to the transactions contemplated by this Agreement, to carry on the business upon the consummation of the transactions contemplated by this Agreement, and to execute, deliver and perform this Agreement and other documents to be executed by Purchaser in connection with this transaction.

(b)
All corporate and other proceedings, including without limitation all requisite action by the members of Purchaser required to authorize the legal and valid execution, delivery and performance of this Agreement and other documents related to this transaction and its consummation of all of the transactions contemplated by this Agreement have been duly taken by Purchaser. This Agreement has been duly authorized, executed and delivered by, and is the valid and binding obligation of Purchaser.

Section 11.  Post-Closing Covenants.

(a)
Seller agrees to indemnify, defend and hold harmless Purchaser against and from any and all liabilities, damages, obligations, claims, costs and expenses arising out of or resulting from Seller’s ownership of the Assets, and any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of Seller under this Agreement. Purchaser agrees to indemnify, defend and hold harmless Seller against and from any and all liabilities, damages, obligations, claims, costs and expenses arising out of or resulting from Purchaser’s ownership of the Assets and any misrepresentations, breach of warranty, or any nonfulfillment of any covenant or agreement on the part of Purchaser under this Agreement.

(b)
Seller agrees to indemnify, defend and hold harmless Purchaser against and from any and all liabilities, damages, obligations, claims, costs and expenses arising out of any work completed relating to the Business by Seller prior to the Closing Date, and Purchaser agrees to indemnify, defend and hold harmless Seller against and from any and all liabilities, damages, obligations, claims, costs and expenses arising out of any work performed relating to the Business by Purchaser after the Closing Date.

(c)
The indemnification by either Seller or Purchaser as provided to the other in this Agreement shall mean the defense or resistance of any legal action, threat of legal action or other process or proceeding whether by a private individual, an entity or government or quasi-governmental body and shall include the payment of any judgment obtained against the indemnified party. The indemnifying party shall pay all costs associated with the defense or any claim against the indemnified party and all expenses thereof including the reasonable attorney fees incurred by the non-indemnifying party. Notwithstanding the foregoing, the indemnifying party shall be entitled to employ their own legal counsel or other professionals required to resist or indemnify the other party from any action which is the responsibility of the indemnifying party.

(d)
Purchaser and Seller shall cooperate with and assist each other in the prosecution and defense of any litigation arising out of the operation of the Business, and shall agree in good faith on a written procedure relating to such cooperation and assistance. Any party requesting the assistance of any other party hereto shall pay the assisting party any reasonable out of pocket costs and expenses incurred by the assisting party (including, but not limited to, any reasonable travel costs and expenses) relating to such cooperation and assistance.

(e)
Seller will, from time to time after the Closing, upon the reasonable request of Purchaser and at Purchaser’s expense, execute, acknowledge, and deliver all such further acts, deeds, assignments, transfers, conveyances, and assurances as may be reasonably required to transfer to and to vest in Purchaser all right, title, and interest of Seller in and to the Assets, and to protect the right, title, and interest of Purchaser in and to all of the Assets.

(f)
From and after the Closing, for a period of one year, during regular business and with reasonable prior notice, Purchaser agrees to provide Seller with access to the books and records of the Business as Seller shall request in connection with Seller’s reasonable need for such records in connection with tax or other financial accounting matters provided such access will not interfere with Purchaser’s operation of the Business.

(g)	Officers and Directors of Greenfield and Carmela’s CO. On the Closing Date, the Officers and Directors of Greenfield and Carmela’s CO shall be as follows:

Greenfield:
Name	Position
Ron Heineman	President & Chief Executive Officer & Director
Henry Fong	Director & Chief Financial Officer

Carmela’s CO:
Name	Position
Ron Heineman	Chairman, Director & Chief Executive Officer

Section 12.  Termination.

(a)	The transactions contemplated herein may be terminated at any time but not later than the Closing Date:

(i)           By mutual consent of the Purchaser and Seller; or

(ii)
By the Seller on the Closing Date, if any of the conditions to Seller’s obligations provided for in Section 7 of this Agreement shall not have been met or waived in writing by Seller prior to such date; or

(iii)
By the Purchaser on the Closing Date, if any of the conditions to Purchasers obligations provided for in Section 8 of this Agreement shall not have been met or waived in writing by Purchaser prior to such date.

(b)
In the event of termination by the Purchaser or by the Seller, or both, pursuant to Section 12(a) hereof, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated, without further action by Purchaser or Seller except as hereinafter provided in subparagraphs (i) and (ii) of this Section 12(b). If the transactions contemplated by this Agreement are terminated as provided herein:

(i)
Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

(ii)	All confidential information received by any party hereto with respect to the business of any other party or its subsidiaries shall be treated in accordance with Section 24 hereof; and

(iii)	No party hereto shall have any liability or further obligation to any other party to this Agreement.

Section 13.  Risk of Loss. Seller retains all risk of loss, damage or destruction of the Assets until the Closing Date. If by reason of any destruction, loss or damage Seller’s business is interrupted, closed or otherwise materially affected, Seller shall immediately provide written notice of the incident to Purchaser. Purchaser shall thereafter have the right to terminate this Agreement by providing written notice of its termination to Seller or to proceed with the closing, the Purchase Price being adjusted, by consent and agreement of the Parties, to reflect any such loss, damage or destruction.

Section 14.  Expenses. The Parties shall pay all of their own expenses relating to the transaction contemplated by this Agreement, including, without limitation, the fees and expenses of their respective legal counsel and accountants. Seller shall pay all applicable sales, income and transfer taxes, if any.

Section 15.  Further Assurances. In addition to the actions, documents and instruments specifically required to be taken or delivered pursuant to this Agreement, each party will execute and deliver such other instruments and take such other actions as the other party may reasonably request in order to complete and perfect the transaction contemplated hereby.

Section 16. Notices. Any notice or consent required or permitted by this Agreement shall be in writing and shall be delivered to the following address, facsimile or electronic mail address of each party, unless such address is changed by written notice hereunder:

Seller:	Purchaser:
COHP, LLC Mr. Ron Heineman, Manager 118 West Fifth Street Suite 201 Covington, Kentucky 41011 Phone: (859) 261-1742 Fax: (859) 251-2595 Email: rheine9402@ail.com	Greenfield Farms Food, Inc. Mr. Henry Fong, President 319 Clematis Street – Suite 400 West Palm Beach, Florida 33401 Phone: (561) 514-9042 Fax: (561) 514-9046 Email: henryfong1@gmail.com

All notices and other communications shall be deemed effective when delivered in person, by facsimile transmission, by electronic mail, overnight carrier or when deposited in the United States mail and sent by certified mail, postage prepaid, return receipt requested.

Section 17.  Applicable Law. This Agreement and all documents given in connection herewith shall be construed in accordance with the laws of the State of Colorado, without giving effect to the choice or conflict of laws principles thereof. All parties, their successors and assigns, consent to the jurisdiction of any court of competent jurisdiction in Arapahoe County, Colorado for purposes of any actions or proceedings arising out of or relating to this Agreement or the subject matter hereof; provided that the parties may also utilize other courts for purposes of execution of any judgments. The parties waive and agree not to assert by way of motion, as a defense or otherwise, in any such action or proceedings any claim that they are not personally subject to the jurisdiction of such court for the action or that the proceeding is brought in an inconvenient forum.

Section 18.  Binding Effect and Assignment. This Agreement shall inure to the benefit of, and shall be binding upon, the respective heirs, executors, successors and permitted assigns of the Parties. The obligations and duties of each party hereto are personal in nature and may not be assigned without the prior written consent of the other. Nothing in this Agreement is intended to confer any rights to any person, other than the Parties and their heirs, executors, successors and permitted assigns.

Section 19.  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

Section 20.  Captions. The captions of the various sections and subsections used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

Section 21.  Severability. If any provision of this Agreement is held to be unenforceable for any reason, the remaining provisions hereof shall remain in full force and effect.

Section 22.  Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

Section 23.  Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof or are made pursuant hereto, embodies the entire agreement between the Parties with respect to the subject matter hereof and shall not be modified, amended or waived except in a writing executed by all Parties.

Section 24.  Confidentiality of Information. All information disclosed heretofore or hereafter by Seller to Purchaser or Purchaser to Seller or to their representatives in connection with this Agreement shall be kept confidential by the party receiving such information, and shall not be used by such party otherwise than in connection with this Agreement, except to the extent it was known when received or as it is or as it becomes lawfully obtainable from other sources, or to the extent such duty as to confidentiality and use is waived in writing, or except as may be required by court order or any governmental agency. Such obligation as to confidentiality and use shall survive any termination of this Agreement other than as a result of consummation of the transactions contemplated by this Agreement. In the event of termination of this Agreement for any reason or pursuant to any provision of this Agreement whatsoever, Purchaser, shall use its best efforts to return to Seller all documents (and reproductions thereof) and electronically stored information received from Seller (and, in the case of reproductions, all such reproductions made by Purchaser), and, to the extent that Seller has received any documents and electronically stored information from Purchaser, upon written request of Purchaser, shall use its best efforts to return to Purchaser all documents (and reproductions thereof) received by Seller from Purchaser (and, in the case of reproductions, all such reproductions made by Seller). Further, the Parties also agree to keep the terms of the Purchase Price, as set forth in Section 2, confidential.

IN WITNESS WHEREOF, the Parties have executed this Asset Purchase Agreement on the day and year first above written.

SELLER:	PURCHASER:
COHP, LLC	CARMELA’S PIZZERIA CO, INC.

/s/ Ron Heineman	/s/ Henry Fong
Mr. Ron Heineman, Manager	Mr. Henry Fong, President

GREENFIELD FARMS FOOD, INC.

/s/ Henry Fong
Mr. Henry Fong, President